Exhibit (a)(1)(D)

INVESTVIEW, INC.

OFFER TO EXCHANGE

COMMON STOCK, PAR VALUE $0.001 PER SHARE

FOR

SERIES A CONVERTIBLE PREFERRED STOCK, PAR VALUE $0.001 AND LIQUIDATION PREFERENCE $10.00 PER SHARE

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON NOVEMBER __, 2019 UNLESS EXTENDED OR EARLIER TERMINATED. TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE.

To Our Clients:

Enclosed for your consideration is an Offer to Exchange, dated October __, 2019 (the “Offer to Exchange”), and the related Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) of Investview, Inc. (“Investview” or the “Issuer”) to exchange currently outstanding shares of Investview’s common stock, par value $0.001 per share (the “Common Stock”), from the holders thereof (the “Holders”) for newly issued shares of Investview’s Series A Convertible Preferred Stock, par value $0.001 and liquidation preference $10.00 per share (the “Series A Preferred Stock”). For every [500]* outstanding shares of Common Stock, Investview is offering to exchange one share of Series A Preferred Stock.

This material is being forwarded to you as the beneficial owner of the shares of Common Stock held by us for your account but not registered in your name. A tender of such shares of Common Stock may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the shares of Common Stock held by us for your account, pursuant to the terms and subject to the conditions set forth in the enclosed Offer to Exchange and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the shares of Common Stock on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., Eastern time, on November __, 2019, unless extended or terminated by the Issuer. Any shares of Common Stock tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

Your attention is directed to the following:

1. The Exchange Offer provides you the opportunity to exchange your shares of Common Stock on a 500-for-one basis for the Series A Preferred Stock. In the event a number of shares of Common Stock is tendered which is not divisible by 500, all fractional shares will be rounded down to the nearest whole share and the remaining tendered shares will be promptly returned.

2. The Exchange Offer is subject to certain conditions set forth in the Offer to Exchange in the section captioned “Terms of the Exchange Offer — Conditions to the Exchange Offer.” The Exchange Offer is not subject to any minimum tender condition or the tender of a specified number of shares of Common Stock in the Exchange Offer.

* To be revised, if lower, to such other number of shares of Common Stock determined by dividing the $10.00 liquidation price of the Series A Preferred Stock by the average closing bid price of the Common Stock for the five trading days immediately preceding the commencement date of the Exchange Offer.

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3. The Exchange Offer expires at 5:00 p.m., Eastern time, on November __, 2019, unless extended by the Issuer.

If you wish to have us tender your shares of Common Stock, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender shares of Common Stock.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Investview, Inc. with respect to its shares of Common Stock.

This will instruct you to tender the shares of Common Stock held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Offer to Exchange and the related Letter of Transmittal.

The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

Number of shares of Common Stock to be tendered:	*

Account Number:

Dated:

*	Unless otherwise indicated, we are authorized to tender all shares of Common Stock held by us for your account.

PLEASE SIGN HERE

Signature(s):

Print Name(s) here:

Print Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

None of the shares of Common Stock held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the shares of Common Stock held by us for your account.

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